EXHIBIT-10.78

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (the “First Amendment”) is hereby entered into as of the 11th day of December, 2003 by and among Leonard Florence Associates, Inc., a Massachusetts corporation (“Seller”), 175 McClellan Highway LLC, a Delaware limited liability company (“Purchaser”), and Syratech Corporation, a Delaware corporation (“Syratech”).

WHEREAS, Seller and Berkeley Investments, Inc., a Massachusetts corporation (“Berkeley”) and Syratech executed and delivered that certain Purchase and Sale Agreement dated as of November 26, 2003, pursuant to which Seller agreed to sell, and Berkeley or its permitted assignee agreed to purchase, the land with the buildings thereon located at and known as 175 McClellan Highway and 144 Addison Street, East Boston, Massachusetts, as affected by letter agreement by and among Seller, Berkeley and Syratech dated as of December 5, 2003, and as assigned to Purchaser by Assignment and Assumption of Purchase and Sale Agreement of even date herewith (the “Assignment and Assumption Agreement”) by and between Berkeley, as assignor, and Purchaser, as assignee (as so affected and assigned, the “Purchase Agreement”);

WHEREAS, a copy of the Assignment and Assumption Agreement is attached hereto as Schedule 1;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement; and

WHEREAS, Seller and Purchaser have agreed to amend certain terms and provisions of the Purchase Agreement as more particularly provided in this First Amendment.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

1.                                       Reduction of Purchase Price.  The definition of the term “Purchase Price” set forth in Section 1.1 and cross referenced to the first sentence of Section 2.3 of the Purchase Agreement is hereby amended by deleting the text “Fifteen Million Eight Hundred Thousand and 00/100 Dollars ($15,800,000.00)” and substituting therefor the text “Fourteen Million Eight Hundred Thousand and 00/100 Dollars ($14,800,000.00)”.

2.                                       Extension of Study Period.

(a)                                  The definition of the term “Study Period” set forth in Section 1.1 of the Purchase Agreement is hereby amended by inserting the text “and the Violation (as defined in Section 5.2(b)” after the text “environmental matters”.  Purchaser acknowledges that the Study Period has expired with respect to Section 5.2(a) of the Purchase Agreement and Purchaser has no further rights under such Section 5.2(a).

(b)                                 Section 5.2(b) of the Purchase Agreement is hereby amended by deleting in its entirety the text of said Section 5.2(b) and substituting therefor the following text:

“Notwithstanding the foregoing, Seller hereby agrees that the Study Period shall be extended to December 17, 2003 at 5:00 p.m., Boston, Massachusetts time, in order to allow Purchaser to conduct additional due diligence with respect to the environmental condition of the Property and the violation issued by the City of Boston Department of Inspectional Services disclosing the failure to obtain a certificate of use and occupancy (the “Violation”).  If Purchaser shall not be satisfied with the environmental condition of the Property or the status of the Violation in its sole and absolute discretion, Purchaser shall be entitled to terminate this Agreement at any time at or prior to 5:00 p.m., Boston, Massachusetts time on December 17, 2003 by giving notice thereof to Seller, and thereupon the Deposit shall be promptly returned to Purchaser, and except for matters specifically surviving the termination of this Agreement, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder.  If Purchaser fails to give such notice prior to the expiration of the Study Period as so extended, it shall conclusively be deemed to have elected to waive its right to terminate this Agreement under this Section 5.2(b) and shall be obligated to purchase the Property in its condition “AS IS” as of the end of the Study Period as so extended.”

3.                                       Amendment to Syratech Lease.

(a)                                  The Purchase Agreement is hereby amended by adding the following text after the phrase “depreciation for capital expenditures” in the second sentence in Section 9(c) of the Syratech Lease (Exhibit F):

“(other than capital expenditures on account of replacing the roof and HVAC systems)”.

(b)                                 The Purchase Agreement is hereby further amended by adding the following text as Section 40 of the Syratech Lease (Exhibit F):

“40.                           World Gym of Boston Memberships.  Gallante Enterprises, Inc. d/b/a World Gym of Boston (“World Gym”), pursuant to its Lease with Landlord (the “World Gym Lease”), provides Landlord with free standard World Gym memberships for each year during the term of the World Gym Lease.  Landlord agrees that, so long both the World Gym Lease and the Syratech Lease are in effect, and Tenant is not in default beyond applicable notice, grace or cure periods, and World Gym so provides such memberships, Tenant shall be entitled to use twenty (20) of said memberships for the remainder of the term of the World Gym Lease.”

(c)                                  The Purchase Agreement is hereby further amended by adding the following clause as clause (xxi) of Section 9 of the Syratech Lease (Exhibit F):

“any repair or maintenance costs incurred in connection with the roof prior to the date of its replacement by Landlord.”

4.                                       Extension of Closing Date.  The definition of the term “Closing Date” set forth in Section 1.1 of the Purchase Agreement is hereby amended by deleting the text “December 15, 2003” and substituting therefor the text “December 18, 2003”.

5.                                       Removal From Chapter 183A.

(a) Purchaser has elected to purchase the Property free and clear of the provisions of Massachusetts General Laws Chapter 183A, as amended (“Chapter 183A”).  Accordingly, the definition of the term “Real Property” set forth in Section 1.1 of the Purchase Agreement is hereby amended by deleting the text of the entire definition thereof and substituting therefor the following text:

““Real Property” shall mean the Land and the Improvements.”

(b) Exhibit A-1 (Real Property) to the Purchase Agreement is hereby deleted in its entirety, and Exhibit D (Deed) to the Purchase Agreement is hereby deleted in its entirety and Exhibit D to this First Amendment is hereby substituted therefor.

(c) In lieu of delivering the certificate referred to in Section 8.2(i) and the resignations referred to in Section 8.2(j) of the Purchase Agreement, at Purchaser's request, Seller shall, at Closing, execute and deliver documents provided by Purchaser removing the Land and Improvements from Chapter 183A (provided such documents impose no obligations or liability on Seller).  In such event, any title defects resulting from such documents shall constitute Permitted Exceptions.

(d) Section 8.2 of the Purchase Agreement is hereby further amended by deleting in its entirety the text of said Section 8.2(j) and substituting therefor the text “(j) Intentionally Deleted”.

6.                                       Estoppel Certificates.

(a)                                  Exhibit I to the Purchase Agreement is hereby deleted in its entirety and Exhibit I-1 to this First Amendment is hereby substituted therefor.  Exhibit I-2 to this First Amendment is hereby added as Exhibit I-2 to the Purchase Agreement.

(b)                                 Section 3.1(i) to the Purchase Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the following text:

“(i)                               On the Closing Date, Seller shall deliver estoppel certificates with respect to (x) the Leases to Budget Rent A Car System, Inc., substantially in the form of Exhibit I-1 hereto which are not inconsistent with the information set forth in the Lease

Schedule and which shall not claim any default on the part of Seller, and (x) the Lease to Gallante Enterprises, Inc. d/b/a World Gym of Boston (“World Gym”), substantially in the form of either Exhibit I-1 or Exhibit I-2 hereto which is not inconsistent with the information set forth in the Lease Schedule, provided that Seller shall use commercially reasonable efforts to obtain World Gym's estoppel in the form of Exhibit I-1.”

7.                                       Purchaser's Election to Assume Certain Service Contracts.  Purchaser hereby notifies Seller, pursuant to Section 3(b) of the Purchase Agreement, that Purchaser will assume those Contracts listed on Schedule 2 hereto.  Pursuant to the terms of the Purchase Agreement, Seller shall, within thirty (30) days after the Closing Date, at its own expense, terminate all other contracts.

8.                                       Seller's Representations.  Pursuant to Section 5.7 of the Purchase Agreement, Seller acknowledges that the only changes that have occurred in the Seller's representations contained in Section 7.3 of the Purchase Agreement are the following:

(a)                                  The existence of the Violation; and

(b)                                 The existence of that certain Lubrication Service Program Agreement by and between Associated Elevator Companies and Wallace International dated August 18, 2000.

9.                                       Counterparts, Etc.  This First Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Executed copies of this First Amendment may be delivered by facsimile.

10.                                 Ratification.  In all other respects, Seller and Purchaser hereby reaffirm all of the covenants, agreements, terms, conditions, and other provisions of the Purchase Agreement except as modified hereby, and the Purchase Agreement is hereby incorporated in full herein by reference.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment as a sealed instrument as of the date first written above.

SELLER:

LEONARD FLORENCE ASSOCIATES, INC., a Massachusetts corporation

By:	/s/ Gregory W. Hunt
Name:	Gregory W. Hunt
Title:	Senior Vice President and Chief Financial Officer, Treasurer

SYRATECH:

SYRATECH CORPORATION, a Delaware corporation

By:	/s/ Gregory W. Hunt
Name:	Gregory W. Hunt
Title:	Senior Vice President and Chief Financial Officer, Treasurer

PURCHASER:

175 MCCLELLAN HIGHWAY LLC, a Delaware limited liability company

By: Berkeley McClellan MGR LLC, a Delaware limited liability company, a manager

By: Berkeley Investments, Inc., a Massachusetts corporation, its manager

By:	/s/ Young K. Park
Name: Young K. Park